Exhibit 99.1

VISA

Visa Inc. Reports Fiscal Third Quarter 2019 Results

San Francisco, CA, July 23, 2019 – Visa Inc. (NYSE: V)

- **Net income of $3.1B or $1.37 per share**
- **Net revenues of $5.8B, an increase of over 11%**
- **Growth in underlying business drivers was strong, accelerating from the prior quarter**
- **Returned $2.7B of capital to shareholders in the form of share repurchases and dividends**

Q3 2019 Results

(Ending June 30, 2019)

in billions, except percentages and per share data	USD	YoY Change
Net Revenues	$5.8	11%
GAAP Net Income	$3.1	33%
Adjusted Net Income(1)	$3.1	11%
GAAP Earnings Per Share	$1.37	36%
Adjusted Earnings Per Share(1)	$1.37	14%

(1) Adjusted Net Income and Adjusted Earnings Per Share exclude a special item in the prior fiscal year. There were no comparable adjustments in the current fiscal year.

Alfred F. Kelly, Jr., *Chairman and Chief Executive Officer, Visa Inc.*, commented on the results:

"Visa had an excellent third quarter in terms of accelerating business growth while advancing our strategy through acquisitions, investments and partnerships. Recently, Visa closed or signed definitive agreements for four acquisitions that will enhance our capabilities. We also extended some impactful client partnerships, established new meaningful fintech commercial agreements and made significant investments in the business that will broaden the reach of our network. Collectively, these actions will help our growth for years to come."

Q3 2019 Key Business Drivers

(YoY growth, volume in constant dollars)

Payments Volume	Cross-Border Volume	Processed Transactions
+9%	+7%	+12%

Fiscal Third Quarter 2019 — Financial Highlights GAAP net income in the fiscal third quarter was $3.1 billion or $1.37 per share, increases of 33% and 36%, respectively, over prior year’s results. On an adjusted basis, the Company’s prior year financial results exclude a $600 million litigation provision and the related tax benefit associated with the interchange multi district litigation case. Excluding this special item, adjusted net income and adjusted earnings per share increased 11% and 14%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the non-GAAP measures presented). Adjusted earnings per share growth was approximately 18% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count. Net revenues in the fiscal third quarter were $5.8 billion, an increase of over 11%, driven by continued growth in payments volume, cross-border volume and processed transactions. Net revenues growth was approximately 13% on a constant-dollar basis. The Company adopted the new revenue accounting standard effective October 1, 2018, which positively impacted reported net revenues growth by approximately 1.5 percentage points. Payments volume for the three months ended March 31, 2019, on which fiscal third quarter service revenues are recognized, grew 8% over the prior year on a constant-dollar basis. Payments volume for the three months ended June 30, 2019, grew 9% over the prior year on a constant-dollar basis. Cross-border volume growth, on a constant-dollar basis, was 7% for the three months ended June 30, 2019. Excluding cross- border transactions within Europe, which have revenue yields similar to Europe’s domestic volume, growth was 9% in the quarter. Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2019, were 35.4 billion, a 12% increase over the prior year. Fiscal third quarter service revenues were $2.4 billion, an increase of 10% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 13% over the prior year to $2.7 billion. International transaction revenues grew 8% over the prior year to $2.0 billion. Other revenues of $342 million rose 49% over the prior year. Client incentives, which are a contra-revenue item, were $1.5 billion and represented 20.9% of gross revenues. GAAP operating expenses were $1.9 billion for the fiscal third quarter, an 18% decrease over the prior year's results, including the special item. Excluding the $600 million operating expense impact of the special item, adjusted operating expense grew 10% over the prior year, primarily driven by general and administrative and marketing costs. The new revenue accounting standard increased GAAP and adjusted operating expense growth by 2.0 and 2.5 percentage points, respectively. Non-operating expense was $42 million for the fiscal third quarter, including $9 million of net investment gains. Effective income tax rate was 19.8% for the quarter ended June 30, 2019. Cash, cash equivalents and investment securities were $14.1 billion as of June 30, 2019. The weighted-average number of diluted shares of class A common stock outstanding was 2.27 billion for the quarter ended June 30, 2019. 2

Other Notable Items

On May 8, 2019, Visa acquired control of Earthport and on July 4, 2019, Visa reached full ownership. Earthport provides cross-border payment services to banks, money transfer service providers and businesses. With Earthport, Visa can reach over 99% of consumer and small business bank accounts in 88 countries, including the top 50 markets.

On June 25, 2019, Visa announced it signed a definitive agreement to acquire the token services and ticketing businesses of Rambus. These businesses will enable Visa to extend the security and convenience of tokenization to all types of transactions, including the ability to support domestic card networks and account-based and real-time payments systems.

On June 28, 2019, Visa announced it signed a definitive agreement to acquire Verifi, a leader in technology solutions that reduce chargebacks. Verifi's dispute resolution tools combined with Visa's suite of fraud management and risk solutions will give buyers and sellers intelligent, data-driven capabilities that reduce the time and cost of dispute resolutions and improve the overall customer experience.

On July 17, 2019, Visa announced it completed the acquisition of Payworks, a provider of next-generation payment gateway software for the point-of-sale. This adds in-store payment processing to Cybersource's digital payment platform to create a fully integrated, omnichannel payment acceptance solution that will enable merchants and acquirers to offer a unified payment experience whether their customers are paying in-store, in-app or online.

In connection with the purchase of Visa Europe in June 2016, Visa was required to pay an additional €1.0 billion, plus 4% compound annual interest, on the third anniversary of the closing of the acquisition. In June 2019, Visa paid €1.1 billion in fulfillment of this obligation.

During the three months ended June 30, 2019, Visa repurchased 12.9 million shares of class A common stock, at an average price of $163.59 per share, using $2.1 billion of cash on hand. In the nine months ended June 30, 2019, Visa repurchased a total of 43.8 million shares of class A common stock, at an average price of $147.83 per share, using $6.5 billion of cash on hand. Visa had $6.2 billion of authorized funds available for share repurchase as of June 30, 2019.

On July 15, 2019, the board of directors declared a quarterly cash dividend of $0.25 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis) payable on September 3, 2019, to all holders of record as of August 16, 2019.

Financial Outlook for Fiscal Full-Year 2019

- Annual net revenues growth: Low double-digits on a nominal-dollar basis, with approximately 1.5 percentage points of negative foreign currency impact and over 1.0 percentage point of positive impact from the new revenue accounting standard
- Client incentives as a percentage of gross revenues: 21.5% to 22.0% range
- Annual operating expense growth: Low single-digit decrease on a GAAP basis and an approximately 10% increase adjusted for special items in fiscal 2018 (see note below). GAAP and non-GAAP growth includes an approximately 2.5 percentage point increase from the new revenue accounting standard
- Effective tax rate: 19.5% to 20.0% range
- Annual diluted class A common stock earnings per share growth: Low twenties on a GAAP nominal-dollar basis and mid-to-high teens on an adjusted, non-GAAP nominal-dollar basis (see note below). Both include approximately 2.0 percentage points of negative foreign currency impact

Note: Annual adjusted operating expense growth is derived from adjusted full-year 2018 operating expenses of $6.9 billion. Annual adjusted diluted class A common stock earnings per share growth is derived from adjusted full-year 2018 earnings per share results of $4.61. Refer to the accompanying financial tables for details and a reconciliation of the adjusted fiscal full-year 2018 results.

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Fiscal Third Quarter 2019 Earnings Results Conference Call Details

Visa's executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available for 30 days. Investor information, including supplemental financial information, is also available at http://investor.visa.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and financial outlook for fiscal full-year 2019. Forward-looking statements generally are identified by words such as "believes," "estimates," "expects," "intends," "may," "projects," "outlook", "could," "should," "will," "continue" and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:

- increased oversight and regulation of the global payments industry and our business;
- impact of government-imposed restrictions on international payment systems;
- outcome of tax, litigation and governmental investigation matters;
- increasingly intense competition in the payments industry, including competition for our clients and merchants;
- proliferation and continuous evolution of new technologies and business models;
- our ability to maintain relationships with our clients, merchants and other third parties;
- brand or reputational damage;
- management changes;
- impact of global economic, political, market and social events or conditions;
- exposure to loss or illiquidity due to settlement guarantees;
- uncertainty surrounding the impact of the United Kingdom's withdrawal from the European Union;
- a disruption, failure, breach or cyber-attack of our networks or systems;
- our ability to successfully integrate and manage our acquisitions and other strategic investments; and
- other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2018, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa Inc. (NYSE: V) is the world's leader in digital payments. Our mission is to connect the world through the most innovative, reliable and secure payment network - enabling individuals, businesses and economies to thrive. Our advanced global processing network, VisaNet, provides secure and reliable payments around the world, and is capable of handling more than 65,000 transaction messages a second. Our relentless focus on innovation is a catalyst for the rapid growth of digital commerce on any device for everyone, everywhere. As the world moves from analog to digital, Visa is applying our brand, products, people, network and scale to reshape the future of commerce. For more information, visit usa.visa.com/about-visa.html, usa.visa.com/visa-everywhere/blog.html and @VisaNews.

Contacts

Investor Relations
Mike Milotich, 650-432-7644,
InvestorRelations@visa.com

Media Relations
Will Stickney, 415-805-4892,
Press@visa.com

VISA

4

Fiscal Third Quarter 2019 — Financial Summary

Q3 FISCAL 2019 INCOME STATEMENT SUMMARY

(in millions, except percentages and per share data)	Three Months Ended June 30, 2019		YoY Change	
	GAAP	Adjusted	GAAP	Adjusted
Revenues				
Service revenues	$ 2,405	$ 2,405	10%	10%
Data processing revenues	2,662	2,662	13%	13%
International transaction revenues	1,977	1,977	8%	8%
Other revenues	342	342	49%	49%
Client incentives	(1,546)	(1,546)	13%	13%
Net revenues	5,840	5,840	11%	11%
Operating Expenses				
Personnel	872	872	2%	2%
Marketing	282	282	18%	18%
Network and processing	184	184	9%	9%
Professional fees	113	113	1%	1%
Depreciation and amortization	165	165	9%	9%
General and administrative	315	315	37%	37%
Litigation provision	1	1	(100%)	NM
Total operating expenses	1,932	1,932	(18%)	10%
Operating income	3,908	3,908	35%	12%
Non-operating expense	(42)	(42)	(43%)	(43%)
Effective tax rate	19.8%	19.8%	+3 ppt	+2 ppt
Net income	$ 3,101	$ 3,101	33%	11%
Earnings per share	$ 1.37	$ 1.37	36%	14%

NM - Not Meaningful

Q3 FISCAL 2019 KEY BUSINESS DRIVERS

	YoY Change	
	Constant	Nominal
Payments volume	9%	5%
Cross-border volume	7%	2%
Processed transactions	12%	12%

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Visa Inc. Consolidated Balance Sheets (unaudited) June 30, September 30, 2019 2018 (in millions, except par value data) Assets Cash and cash equivalents $ 7,912 $ 8,162 Restricted cash equivalents—U.S. litigation escrow 902 1,491 Investment securities 3,265 3,547 Settlement receivable 1,689 1,582 Accounts receivable 1,531 1,208 Customer collateral 1,668 1,324 Current portion of client incentives 690 340 Prepaid expenses and other current assets 648 562 Total current assets 18,305 18,216 Investment securities 2,918 4,082 Client incentives 1,854 538 Property, equipment and technology, net 2,549 2,472 Goodwill 15,313 15,194 Intangible assets, net 27,272 27,558 Other assets 2,038 1,165 Total assets $ 70,249 $ 69,225 Liabilities Accounts payable $ 150 $ 183 Settlement payable 2,420 2,168 Customer collateral 1,668 1,325 Accrued compensation and benefits 687 901 Client incentives 3,690 2,834 Accrued liabilities 1,358 1,160 Deferred purchase consideration — 1,300 Accrued litigation 856 1,434 Total current liabilities 10,829 11,305 Long-term debt 16,694 16,630 Deferred tax liabilities 4,930 4,618 Other liabilities 2,801 2,666 Total liabilities 35,254 35,219 Equity Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows: Series A convertible participating preferred stock, none issued (the “class A equivalent preferred stock”) — — Series B convertible participating preferred stock, 2 shares issued and outstanding at June 30, 2019 and September 2,285 2,291 30, 2018 (the “UK&I preferred stock”) Series C convertible participating preferred stock, 3 shares issued and outstanding at June 30, 2019 and September 3,177 3,179 30, 2018 (the “Europe preferred stock”) Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,729 and 1,768 shares issued and outstanding at — — June 30, 2019 and September 30, 2018, respectively Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2019 and — — September 30, 2018 Class C common stock, $0.0001 par value, 1,097 shares authorized, 12 shares issued and outstanding at June 30, 2019 and — — September 30, 2018, respectively Right to recover for covered losses (169) (7) Additional paid-in capital 16,552 16,678 Accumulated income 13,040 11,318 Accumulated other comprehensive income (loss), net: Investment securities 6 (17) Defined benefit pension and other postretirement plans (66) (61) Derivative instruments 24 60 Foreign currency translation adjustments 146 565 Total accumulated other comprehensive income (loss), net 110 547 Total equity 34,995 34,006 Total liabilities and equity $ 70,249 $ 69,225 6

Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,	
	2019	2018	2019	2018
	(in millions, except per share data)			
Net revenues	$ 5,840	$ 5,240	$ 16,840	$ 15,175
Operating Expenses				
Personnel	872	852	2,573	2,355
Marketing	282	240	799	724
Network and processing	184	169	528	498
Professional fees	113	112	305	312
Depreciation and amortization	165	152	484	450
General and administrative	315	230	855	688
Litigation provision	1	600	30	600
Total operating expenses	1,932	2,355	5,574	5,627
Operating income	3,908	2,885	11,266	9,548
Non-operating Income (Expense)				
Interest expense, net	(128)	(155)	(413)	(462)
Investment income and other	86	82	320	182
Total non-operating income (expense)	(42)	(73)	(93)	(280)
Income before income taxes	3,866	2,812	11,173	9,268
Income tax provision	765	483	2,118	1,812
Net income	$ 3,101	$ 2,329	$ 9,055	$ 7,456
Basic Earnings Per Share				
Class A common stock	$ 1.37	$ 1.00	$ 3.98	$ 3.20
Class B common stock	$ 2.23	$ 1.66	$ 6.49	$ 5.27
Class C common stock	$ 5.48	$ 4.02	$ 15.92	$ 12.78
Basic Weighted-average Shares Outstanding				
Class A common stock	1,735	1,784	1,748	1,798
Class B common stock	245	245	245	245
Class C common stock	12	12	12	12
Diluted Earnings Per Share				
Class A common stock	$ 1.37	$ 1.00	$ 3.97	$ 3.19
Class B common stock	$ 2.23	$ 1.65	$ 6.48	$ 5.26
Class C common stock	$ 5.48	$ 4.01	$ 15.90	$ 12.76
Diluted Weighted-average Shares Outstanding				
Class A common stock	2,265	2321	2,278	2,337
Class B common stock	245	245	245	245
Class C common stock	12	12	12	12

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Visa Inc. Consolidated Statements of Cash Flows (unaudited) Nine Months Ended June 30, 2019 2018 (in millions) Operating Activities Net income $ 9,055 $ 7,456 Adjustments to reconcile net income to net cash provided by operating activities: Client incentives 4,480 3,989 Share-based compensation 321 242 Depreciation and amortization of property, equipment, technology and intangible assets 484 450 Deferred income taxes 234 (1,133) VE territory covered loses incurred (170) (9) Other (204) (38) Change in operating assets and liabilities: Settlement receivable (127) (239) Accounts receivable (319) (82) Client incentives (4,778) (3,483) Other assets (172) 97 Accounts payable (22) (18) Settlement payable 280 379 Accrued and other liabilities 257 1,408 Accrued litigation (577) 446 Net cash provided by operating activities 8,742 9,465 Investing Activities Purchases of property, equipment and technology (507) (523) Proceeds from sales of property, equipment and technology — 14 Investment securities: Purchases (2,321) (3,354) Proceeds from maturities and sales 3,870 2,789 Acquisitions, net of cash and restricted cash acquired (136) (196) Purchases of / contributions to other investments (482) (35) Proceeds / distributions from other investments 10 — Other investing activities (21) — Net cash provided by (used in) investing activities 413 (1,305) Financing Activities Repurchase of class A common stock (6,480) (5,604) Repayments of long-term debt — (1,750) Dividends paid (1,706) (1,435) Cash proceeds from issuance of common stock under employee equity plans 127 135 Restricted stock and performance-based shares settled in cash for taxes (106) (90) Net cash used in financing activities (9,401) (8744) Effect of exchange rate changes on cash and cash equivalents (62) (89) Decrease in cash, cash equivalents, restricted cash and restricted cash equivalents (308) (673) Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period 10,977 12,011 Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period $ 10,669 $$ 11,338 Supplemental Disclosure Income taxes paid, net of refunds $ 1,992 $$ 1,649 Interest payments on debt $ 503 $$ 510 Accruals related to purchases of property, equipment and technology $ 87 $$ 35 8

Visa Inc. Fiscal 2019 and 2018 Quarterly Results of Operations (unaudited) Fiscal 2019 Quarter Ended Fiscal 2018 Quarter Ended June 30, March 31, December 31, September 30, June 30, 2019 2019 2018 2018 2018 (in millions) Net revenues $ 5,840 $ 5,494 $ 5,506 $ 5,434 $ 5,240 Operating Expenses Personnel 872 894 807 815 852 Marketing 282 241 276 264 240 Network and processing 184 171 173 188 169 Professional fees 113 101 91 134 112 Depreciation and amortization 165 160 159 163 152 General and administrative 315 264 276 457 230 Litigation provision 1 22 7 7 600 Total operating expenses 1,932 1,853 1,789 2,028 2,355 Operating income 3,908 3,641 3,717 3,406 2,885 Non-operating Income (Expense) Interest expense, net (128) (140) (145) (150) (155) Investment income and other 86 176 58 282 82 Total non-operating income (expense) (42) 36 (87) 132 (73) Income before income taxes 3,866 3,677 3,630 3,538 2,812 Income tax provision 765 700 653 693 483 Net income $ 3,101 $ 2,977 $ 2,977 $ 2,845 $ 2,329 9

Visa Inc. Reconciliation of Non-GAAP Financial Results (unaudited)

Our financial results for the three and nine months ended June 30, 2018 reflected the impact of certain significant items that we believe were not indicative of our operating performance in these or future periods, as they were either non-recurring or had no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented. There were no comparable adjustments recorded for the three and nine months ended June 30, 2019.

- *Litigation provision*. During the three and nine months ended June 30, 2018, we recorded a litigation provision of $600 million and related tax benefits of $137 million, associated with the interchange multidistrict litigation. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a reduction to the conversion rate of our class B common stock to shares of class A common stock.
- *Remeasurement of deferred tax balances*. During the nine months ended June 30, 2018, in connection with the Tax Cuts and Jobs Act's reduction of the corporate income tax rate, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax benefit of $1.1 billion.
- *Transition tax on foreign earnings*. During the nine months ended June 30, 2018, in connection with the Tax Cuts and Jobs Act's requirement that we include certain untaxed foreign earnings of non-U.S. subsidiaries in our fiscal 2018 taxable income, we recorded a one-time transition tax estimated to be approximately $1.1 billion.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the three and nine months ended June 30, 2018. There were no comparable adjustments recorded for the three and nine months ended June 30, 2019.

	Three Months Ended June 30, 2018						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$ 2,355	55 %	$ 2,812	$ 483	17.2 %	$ 2,329	$ 1.00
Litigation provision	(600)	11 %	600	137		463	0.20
As adjusted	$ 1,755	67 %	$ 3,412	$ 620	18.2 %	$ 2,792	$ 1.20

	Nine Months Ended June 30, 2018						
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin (1),(2)	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
As reported	$ 5,627	63 %	$ 9,268	$ 1,812	19.5 %	$ 7,456	$ 3.19
Litigation provision	(600)	4 %	600	137		463	0.20
Remeasurement of deferred tax balances	—	— %	—	1,133		(1,133)	(0.49)
Transition tax on foreign earnings	—	— %	—	(1,147)		1,147	0.49
As adjusted	$ 5,027	67 %	$ 9,868	$ 1,935	19.6 %	$ 7,933	$ 3.39

(1) Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2) Operating margin is calculated as operating income divided by net operating revenues

10

Visa Inc. Reconciliation of Non-GAAP Financial Results – continued (unaudited)

Our financial outlook for fiscal full-year 2019 annual operating expense growth and annual diluted class A common stock earnings per share growth are based on adjusted non-GAAP fiscal full-year 2018 results, which are reconciled to their closest comparable U.S. GAAP financial measure below.

Our financial results during the twelve months ended September 30, 2018 reflected the impact of certain significant items that we believe were not indicative of our ongoing operating performance in these or future periods as they were either non-recurring or had no cash impact. As such, we believe the presentation of adjusted financial results excluding the following items provides a clearer understanding of our operating performance for the periods presented.

- *Charitable contribution.* During the three months ended September 30, 2018, we donated available-for-sale investment securities to the Visa Foundation and recognized a non-cash general and administrative expense of $195 million, before tax, and recorded $193 million of realized gain on the donation of these investments as non-operating income. Net of the related cash tax benefit of $51 million, determined by applying applicable tax rates, adjusted net income decreased by $49 million.
- *Litigation provision.* During the twelve months ended September 30, 2018, we recorded a litigation provision of $600 million and related tax benefits of $137 million associated with the interchange multidistrict litigation. The tax impact is determined by applying applicable federal and state tax rates to the litigation provision. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a reduction to the conversion rate of our class B common stock to shares of class A common stock.
- *Remeasurement of deferred tax balances.* During the twelve months ended September 30, 2018, in connection with the Tax Cuts and Jobs Act's reduction of the corporate income tax rate, we remeasured our net deferred tax liabilities as of the enactment date, resulting in the recognition of a non-recurring, non-cash income tax benefit of $1.1 billion.
- *Transition tax on foreign earnings.* During the twelve months ended September 30, 2018, in connection with the Tax Cuts and Jobs Act's requirement that we include certain untaxed foreign earnings of non-U.S. subsidiaries in our fiscal 2018 taxable income, we recorded a one-time transition tax estimated to be approximately $1.1 billion.

Adjusted financial results are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with U.S. GAAP. The following table reconciles our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP adjusted financial measures for the twelve months ended September 30, 2018.

	Twelve Months Ended September 30, 2018							
(in millions, except percentages and per share data)	Operating Expenses	Operating Margin [1,2]	Non-operating (Expense) Income	Income Before Income Taxes	Income Tax Provision	Effective Income Tax Rate [1]	Net Income	Diluted Earnings Per Share [1]
As reported	$ 7,655	63 %	(148)	$ 12,806	$ 2,505	19.6 %	$ 10,301	$ 4.42
Charitable contribution	(195)	1 %	(193)	2	51		(49)	(0.02)
Litigation provision	(600)	3 %	—	600	137		463	0.20
Remeasurement of deferred tax liability	—	— %	—	—	1,133		(1,133)	(0.49)
Transition tax on foreign earnings	—	— %	—	—	(1,147)		1,147	0.49
As adjusted	$ 6,860	67 %	(341)	$ 13,408	$ 2,679	20.0 %	$ 10,729	$ 4.61

(1) Figures in the table may not recalculate exactly due to rounding. Operating margin, effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

(2) Operating margin is calculated as operating income divided by total operating revenues.

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Operational Performance Data

The tables below provide information regarding the available operational results for the 3 months ended June 30, 2019, as well as the prior four quarterly reporting periods and the 12 months ended June 30, 2019 and 2018, for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands.

1. Branded Volume and Transactions

The tables present regional total volume, payments volume, and cash volume, and the number of payments transactions, cash transactions, accounts and cards for cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume and transactions for all periods. Card counts include PLUS proprietary cards. Nominal and constant dollar growth rates over prior years are provided for volume-based data.

For the 3 Months Ended June 30, 2019	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)
All Visa Credit & Debit											
Asia Pacific	$601	(1.9%)	3.0%	$484	(0.4%)	5.4%	7,496	$117	(7.9%)	(5.8%)	987
Canada	74	1.6%	5.6%	69	2.0%	6.0%	1,014	6	(3.0%)	0.7%	11
CEMEA	297	5.4%	8.9%	125	18.3%	22.1%	5,123	172	(2.3%)	1.0%	1,244
LAC	233	(2.6%)	7.5%	104	2.4%	15.8%	3,612	130	(6.3%)	1.6%	1,197
US	1,166	7.7%	7.7%	1,020	8.8%	8.8%	18,620	146	1.1%	1.1%	940
Europe	560	(3.2%)	4.6%	429	0.2%	7.8%	10,328	130	(13.2%)	(4.8%)	987
Visa Inc.	2,931	2.2%	6.2%	2,230	4.9%	8.7%	46,193	701	(5.6%)	(1.2%)	5,366
Visa Credit Programs											
US	$542	6.9%	6.9%	$528	7.0%	7.0%	6,400	$14	4.2%	4.2%	15
International	739	(0.8%)	5.9%	691	(0.4%)	6.4%	10,735	49	(6.8%)	(1.1%)	218
Visa Inc.	1,281	2.3%	6.3%	1,218	2.7%	6.7%	17,135	63	(4.5%)	0.0%	233
Visa Debit Programs											
US	$624	8.5%	8.5%	$493	10.7%	10.7%	12,220	$132	0.7%	0.7%	925
International	1,026	(1.4%)	4.6%	519	5.1%	11.8%	16,838	507	(7.2%)	(1.8%)	4,207
Visa Inc.	1,650	2.1%	6.0%	1,012	7.7%	11.3%	29,058	638	(5.7%)	(1.3%)	5,133

For the 3 Months Ended March 31, 2019	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$598	(1.4%)	3.6%	$477	0.7%	6.3%	6,942	$121	(9.1%)	(5.6%)	1,002	933	1,028
Canada	65	(1.1%)	3.4%	59	(0.7%)	3.8%	878	5	(5.5%)	(1.2%)	11	62	69
CEMEA	272	1.0%	9.4%	111	11.5%	22.1%	4,474	161	(5.1%)	2.0%	1,144	353	349
LAC	230	(9.5%)	5.9%	101	(4.7%)	14.1%	3,439	129	(12.9%)	0.1%	1,148	429	465
US	1,071	6.9%	6.9%	930	7.9%	7.9%	16,970	141	0.9%	0.9%	888	758	917
Europe	529	(5.1%)	4.4%	406	(2.6%)	6.3%	9,458	124	(12.5%)	(1.2%)	926	502	551
Visa Inc.	2,765	0.4%	5.8%	2,085	3.3%	8.0%	42,160	680	(7.7%)	(0.6%)	5,120	3,037	3,378
Visa Credit Programs													
US	$488	6.1%	6.1%	$473	6.3%	6.3%	5,705	$15	0.6%	0.6%	14	271	336
International	715	(1.3%)	6.5%	668	(0.8%)	7.0%	9,896	47	(7.7%)	0.0%	203	704	788
Visa Inc.	1,203	1.6%	6.3%	1,141	2.0%	6.7%	15,601	62	(5.9%)	0.2%	217	974	1,123
Visa Debit Programs													
US	$583	7.7%	7.7%	$457	9.7%	9.7%	11,265	$126	1.0%	1.0%	874	487	581
International	979	(4.8%)	4.0%	487	0.9%	9.8%	15,294	492	(9.9%)	(1.1%)	4,028	1,576	1,674
Visa Inc.	1,562	(0.5%)	5.4%	944	5.0%	9.7%	26,559	618	(7.8%)	(0.7%)	4,903	2,063	2,255

VISA 12

For the 3 Months Ended December 31, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$616	2.7%	6.6%	$493	5.1%	9.1%	7,387	$123	(5.8%)	(2.4%)	1,058	921	1,020
Canada	76	5.1%	9.0%	70	5.2%	9.1%	995	6	3.9%	7.8%	11	63	69
CEMEA	287	1.9%	8.6%	114	14.2%	22.3%	4,504	173	(4.8%)	1.1%	1,267	348	343
LAC	252	(7.4%)	8.8%	108	(3.4%)	16.7%	3,545	144	(10.1%)	3.5%	1,276	426	464
US	1,121	9.5%	9.5%	979	10.5%	10.5%	17,887	142	3.0%	3.0%	925	754	914
Europe	570	1.0%	7.2%	429	3.0%	8.5%	9,988	141	(4.6%)	3.6%	1,061	502	549
Visa Inc.	2,922	3.8%	8.3%	2,194	7.0%	10.6%	44,306	729	(4.6%)	1.9%	5,598	3,015	3,359
Visa Credit Programs													
US	$533	8.4%	8.4%	$519	8.5%	8.5%	6,329	$14	4.7%	4.7%	15	273	337
International	752	2.3%	8.7%	701	2.9%	9.4%	10,414	51	(5.1%)	0.5%	220	701	782
Visa Inc.	1,285	4.8%	8.6%	1,220	5.2%	9.0%	16,743	65	(3.1%)	1.4%	236	974	1,119
Visa Debit Programs													
US	$588	10.5%	10.5%	$460	12.8%	12.8%	11,558	$127	2.8%	2.8%	909	481	576
International	1,049	(0.6%)	6.7%	513	6.3%	12.4%	16,005	536	(6.4%)	1.7%	4,453	1,560	1,663
Visa Inc.	1,637	3.1%	8.0%	974	9.3%	12.6%	27,563	663	(4.7%)	1.9%	5,362	2,041	2,240

For the 3 Months Ended September 30, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$599	5.1%	8.0%	$476	7.5%	10.2%	7,062	$123	(3.3%)	0.3%	1,041	920	1,018
Canada	71	3.4%	8.5%	66	3.5%	8.6%	939	6	1.7%	6.7%	11	60	66
CEMEA	277	1.8%	7.9%	106	13.3%	20.8%	4,211	171	(4.3%)	1.2%	1,227	353	345
LAC	231	(9.5%)	7.8%	97	(5.3%)	16.0%	3,284	134	(12.3%)	2.6%	1,198	436	472
US	1,090	11.0%	11.0%	945	12.5%	12.5%	17,508	145	2.1%	2.1%	956	739	898
Europe	568	2.3%	7.6%	422	4.8%	9.1%	9,478	145	(4.5%)	3.4%	1,089	499	548
Visa Inc.	2,835	4.9%	9.0%	2,112	8.6%	11.7%	42,483	723	(4.5%)	1.9%	5,522	3,007	3,347
Visa Credit Programs													
US	$513	10.9%	10.9%	$499	11.2%	11.2%	6,152	$14	0.7%	0.7%	16	269	336
International	727	3.5%	9.2%	676	4.1%	9.9%	10,000	51	(4.2%)	0.4%	220	692	771
Visa Inc.	1,241	6.4%	9.9%	1,175	7.0%	10.5%	16,152	66	(3.2%)	0.4%	236	961	1,107
Visa Debit Programs													
US	$577	11.1%	11.1%	$446	14.0%	14.0%	11,356	$130	2.3%	2.3%	941	470	562
International	1,018	0.0%	6.9%	491	7.8%	12.6%	14,976	527	(6.2%)	2.1%	4,346	1,576	1,678
Visa Inc.	1,594	3.8%	8.4%	937	10.7%	13.3%	26,332	657	(4.7%)	2.1%	5,286	2,046	2,239

For the 3 Months Ended June 30, 2018

	Total Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Payments Transactions (millions)	Cash Volume ($ billions)	Growth (Nominal USD)	Growth (Constant USD)	Cash Transactions (millions)	Accounts (millions)	Cards (millions)
All Visa Credit & Debit													
Asia Pacific	$613	13.3%	9.2%	$485	17.0%	12.2%	6,700	$128	1.1%	(0.5%)	1,006	902	1,002
Canada	73	13.6%	9.2%	67	13.8%	9.4%	922	6	11.2%	6.9%	11	59	65
CEMEA	282	4.4%	8.0%	105	18.3%	22.6%	4,054	176	(2.4%)	0.8%	1,238	347	339
LAC	240	(3.4%)	6.8%	101	1.6%	13.8%	3,199	138	(6.7%)	2.4%	1,180	430	466
US	1,082	10.0%	10.0%	938	11.3%	11.3%	17,276	144	2.1%	2.1%	994	707	853
Europe	578	13.0%	7.2%	428	15.2%	8.7%	9,076	150	7.1%	3.1%	1,096	498	547
Visa Inc.	2,868	9.5%	8.8%	2,125	13.2%	11.6%	41,226	742	0.1%	1.6%	5,525	2,943	3,272
Visa Credit Programs													
US	$507	10.0%	10.0%	$493	10.5%	10.5%	5,990	$14	(4.5%)	(4.5%)	15	265	333
International	745	12.7%	10.1%	693	13.6%	11.0%	9,709	52	2.3%	(0.1%)	219	685	764
Visa Inc.	1,252	11.6%	10.1%	1,186	12.3%	10.8%	15,699	66	0.8%	(1.1%)	234	950	1,097
Visa Debit Programs													
US	$576	10.0%	10.0%	$445	12.3%	12.3%	11,286	$131	2.8%	2.8%	979	442	520
International	1,040	6.8%	6.6%	494	16.5%	12.8%	14,242	546	(0.6%)	1.6%	4,312	1,551	1,655
Visa Inc.	1,616	7.9%	7.9%	939	14.5%	12.6%	25,528	677	0.0%	1.9%	5,291	1,993	2,175

VISA
13

For the 12 Months Ended June 30, 2019 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $2,414 1.0% 5.3% $1,929 3.1% 7.7% 28,887 $485 (6.5%) (3.4%) 4,088 3 5 Canada 286 2.3% 6.7% 264 2.6% 6.9% 3,827 22 (0.8%) 3.4% 44 63 63 CEMEA 1,133 2.6% 8.7% 456 14.4% 21.9% 18,312 677 (4.1%) 1.3% 4,882 3 3 LAC 946 (7.3%) 7.5% 410 (2.8%) 15.7% 13,880 536 (10.5%) 2.0% 4,820 2 2 US 4,448 8.8% 8.8% 3,875 9.9% 9.9% 70,985 573 1.8% 1.8% 3,710 6 7 Europe 2,227 (1.3%) 6.0% 1,686 1.3% 7.9% 39,253 541 (8.7%) 0.3% 4,062 1,524 1,671 Visa Inc. 11,454 2.8% 7.3% 8,621 5.9% 9.7% 175,143 2,833 (5.6%) 0.5% 21,606 1,601 1,750 Visa Credit Programs US $2,076 8.1% 8.1% $2,019 8.2% 8.2% 24,585 $57 2.5% 2.5% 60 - - International 2,934 0.9% 7.6% 2,736 1.4% 8.2% 41,045 198 (5.9%) 0.0% 862 976 1,128 Visa Inc. 5,010 3.7% 7.8% 4,755 4.2% 8.2% 65,631 255 (4.2%) 0.5% 922 976 1,128 Visa Debit Programs US $2,371 9.4% 9.4% $1,856 11.7% 11.7% 46,399 $515 1.7% 1.7% 3,650 - - International 4,072 (1.7%) 5.6% 2,010 5.0% 11.7% 63,113 2,062 (7.4%) 0.2% 17,034 2,053 2,252 Visa Inc. 6,443 2.1% 6.9% 3,866 8.1% 11.7% 109,512 2,578 (5.7%) 0.5% 20,684 2,053 2,252 For the 12 Months Ended June 30, 2018 Total Growth Growth Payments Growth Growth Payments Cash Growth Growth Cash Volume (Nominal (Constant Volume (Nominal (Constant Transactions Volume (Nominal (Constant Transactions Accounts Cards ($ billions) USD) USD) ($ billions) USD) USD) (millions) ($ billions) USD) USD) (millions) (millions) (millions) All Visa Credit & Debit Asia Pacific $2,389 10.9% 7.3% $1,871 13.6% 10.0% 25,418 $519 2.2% (1.2%) 3,954 902 1,002 Canada 280 13.5% 8.8% 258 13.6% 8.9% 3,468 22 12.4% 7.7% 44 59 65 CEMEA 1,105 9.8% 8.5% 398 24.9% 22.6% 14,926 706 2.8% 2.0% 4,952 347 339 LAC 1,020 4.6% 6.1% 422 9.3% 11.9% 12,425 599 1.6% 2.5% 4,721 430 466 US 4,089 9.4% 9.4% 3,526 10.4% 10.4% 65,769 563 3.5% 3.5% 3,932 707 853 Europe 2,256 14.5% 7.6% 1,664 16.8% 9.4% 34,400 592 8.5% 2.6% 4,234 498 547 Visa Inc. 11,139 10.4% 8.2% 8,139 13.1% 10.6% 156,405 3,000 3.7% 2.0% 21,837 2,943 3,272 Visa Credit Programs US $1,921 9.9% 9.9% $1,865 10.4% 10.4% 22,981 $56 (4.1%) (4.1%) 63 265 333 International 2,909 11.9% 8.6% 2,698 12.6% 9.4% 37,157 211 3.9% (0.5%) 878 685 764 Visa Inc. 4,830 11.1% 9.1% 4,563 11.7% 9.8% 60,138 266 2.1% (1.3%) 941 950 1,097 Visa Debit Programs US $2,168 8.9% 8.9% $1,661 10.3% 10.3% 42,788 $507 4.4% 4.4% 3,869 442 520 International 4,141 10.3% 6.7% 1,915 19.1% 13.0% 53,480 2,227 3.8% 1.8% 17,027 1,551 1,655 Visa Inc. 6,309 9.8% 7.5% 3,576 14.9% 11.7% 96,267 2,734 3.9% 2.3% 20,896 1,993 2,175 14

2. Cross-Border Volume

The table below represents cross-border volume growth for cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands. Cross-border volume refers to payments and cash volume where the issuing country is different from the merchant country.

Period	Growth (Nominal USD)	Growth (Constant USD)
3 Months Ended		
Jun 30, 2019	2%	7%
Mar 31, 2019	(2%)	4%
Dec 31, 2018	3%	7%
Sep 30, 2018	8%	10%
Jun 30, 2018	15%	10%
12 Months Ended		
Jun 30, 2019	3%	7%

3. Visa Processed Transactions

The table below represents transactions using cards and other form factors carrying the Visa, Visa Electron, V PAY, Interlink and PLUS brands processed on Visa's networks.

Period	Processed Transactions (millions)	Growth
3 Months Ended		
Jun 30, 2019	35,428	12%
Mar 31, 2019	32,544	11%
Dec 31, 2018	33,931	11%
Sep 30, 2018	32,763	12%
Jun 30, 2018	31,728	12%
12 Months Ended		
Jun 30, 2019	134,667	12%

VISA

15

Footnote Payments volume, including Visa Direct volume, represents the aggregate dollar amount of purchases made with cards and other form factors carrying the Visa, Visa Electron, V PAY and Interlink brands and excludes Europe co-badged volume for the relevant period, and cash volume represents the aggregate dollar amount of cash disbursements obtained with these cards for the relevant period and includes the impact of balance transfers and convenience checks, but excludes proprietary PLUS volume. Total volume represents payments and cash volume. Visa payment products are comprised of credit and debit programs, and data relating to each program is included in the tables. Debit programs include Visa’s signature based and Interlink (PIN) debit programs. The data presented is based on transactions processed by Visa and reported by Visa’s financial institution clients on their operating certificates. Estimates may be utilized if data is unavailable. On occasion, previously presented information may be updated. Prior period updates, if any, are not material. Visa’s CEMEA region is comprised of countries in Central Europe, the Middle East and Africa. Several European Union countries in Central Europe, Israel and Turkey are not included in CEMEA. LAC is comprised of countries in Central and South America and the Caribbean. International includes Asia Pacific, Canada, CEMEA, Europe and LAC. Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Visa Inc. volumes are reported (“Nominal USD”). These exchange rates are calculated on a quarterly basis using the established exchange rate for each quarter. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring performance, Visa Inc. also reports year-over-year growth in total volume, payments volume and cash volume on the basis of local currency information (“Constant USD”). This presentation represents Visa’s historical methodology which may be subject to review and refinement. 16